                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to 14a-12

                            FIRST SOUTH BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required.
/_/     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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/_/      Fee paid previously with preliminary materials:
                                                        ------------------------

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

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        (2) Form, Schedule or Registration Statement No.:

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        (4) Date Filed:

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

                                     [LOGO]
                     [FIRST SOUTH BANCORP, INC. LETTERHEAD]

                                 April 23, 2007




Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 24, 2007, at 11:00 a.m., Eastern time.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of First South Bank, the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

         On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                            Sincerely,

                                            /s/ Thomas A. Vann

                                            Thomas A. Vann
                                            President

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                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2007

--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 24, 2007, at 11:00 a.m., Eastern time.

         A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon the following matters:

         1.   The election of two directors to serve three-year terms;

         2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 6, 2007, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ William L. Wall

                                          William L. Wall
                                          Secretary

Washington, North Carolina
April 23, 2007

         IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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                                 PROXY STATEMENT
                                       OF
                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

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                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2007
--------------------------------------------------------------------------------

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                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished to stockholders of First South Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 24, 2007, at 11:00 a.m., Eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about April 23, 2007.

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                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

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                    VOTING SECURITIES AND SECURITY OWNERSHIP
--------------------------------------------------------------------------------

         The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on April 6, 2007 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of April 6, 2007, there were 9,956,511 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

         Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of April 6, 2007 by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officer of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.

                                                SHARES OF COMMON STOCK
                                                 BENEFICIALLY OWNED AS          PERCENT OF
                                                 OF APRIL 6, 2007 (1)            CLASS (2)
                                                 --------------------           ----------
PERSONS OWNING GREATER THAN 5%:
------------------------------
   Thomas A. Vann                                  587,655  (3)                  5.90%
   1311 Carolina Avenue
   Washington, North Carolina  27889

DIRECTORS:

   Linley H. Gibbs, Jr.                            185,443  (4)                  1.86
   Frederick N. Holscher                           114,915  (5)                  1.15
   Frederick H. Howdy                              205,500                       2.06
   Charles E. Parker, Jr.                          162,755  (6)                  1.63
   H.D. Reaves, Jr.                                    316                          *
   Marshall T. Singleton                           255,342  (7)                  2.56

All directors and executive officers of the      1,548,268  (9)                 18.40
  Company as a group (14 persons)

-------------------------
*    Amount owned is less than 1% of the Company's outstanding common stock.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.
(2) Based on a total of 9,956,511 shares of Common Stock outstanding as of April 6, 2007.
(3) Includes 90,286 shares owned by Mr. Vann's spouse, 56,968 shares owned by his son, and 26,053 shares owned by Mr. Vann through the Bank's 401(k) Plan.
(4) Includes 51,750 shares owned by a family trust and 36,393 shares Mr. Gibbs has the right to acquire upon the exercise of options exercisable within 60 days of April 6, 2007.
(5)  Includes 6,832 shares owned by Mr. Holscher's spouse.
(6) Includes 225 shares owned by Mr. Parker's spouse and 17,178 shares Mr. Parker has the right to acquire upon the exercise of options exercisable within 60 days of April 6, 2007.
(7)  Includes 7,512 shares owned by Mr. Singleton's spouse.
(8) Includes 118,151 shares all directors and executive officers as a group have the right to acquire upon the exercise of options exercisable within 60 days of April 6, 2007.

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                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

         The Board currently consists of seven members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for terms expiring at the 2010 Annual Meeting. The Board has nominated Linley H. Gibbs, Jr. and Thomas A. Vann to serve as directors for a three-year period. Both nominees are currently members of the Board. Under Virginia law and the Company's Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

         It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors of the Company in 1996 in connection with the incorporation and organization of the Company with the exception of Mr. Reaves, who became a director of the Company and the Bank upon the Company's acquisition of Green Street Financial Corp. and Home Federal Savings and Loan Association in November 1999. Each director of the Company also is a member of the Board of Directors of the Bank. All of the directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Vann because he is an employee of the Company and the Bank. In determining the independence of the directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading "Transactions with Related Persons."

                                               YEAR FIRST
                            AGE AT             ELECTED AS           CURRENT
                          DECEMBER 31,         DIRECTOR OF           TERM
NAME                         2006               THE BANK           TO EXPIRE
----                      ------------         -----------        -----------

                              BOARD NOMINEES FOR TERMS TO EXPIRE IN 2010

Linley H. Gibbs, Jr.          75               1985                  2007
Thomas A. Vann                57               1979                  2007

                              DIRECTORS CONTINUING IN OFFICE

Charles E. Parker, Jr.        70               1971                  2008
Marshall T. Singleton         67               1990                  2008
H.D. Reaves, Jr.              69               1999                  2008
Frederick N. Holscher         58               1985                  2009
Frederick H. Howdy            75               1975                  2009

         Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

         LINLEY H. GIBBS, JR. has been retired since 1992. Prior to his retirement, Mr. Gibbs served as a general manager with Hamilton Beach, an appliance manufacturing company in Washington, North Carolina.

         THOMAS A. VANN serves as President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 1972 as Assistant Manager. Mr. Vann was promoted to a number of positions prior to becoming President of the Bank in 1977 and Chief Executive Officer in 2000.

         CHARLES E. PARKER, JR. is Senior Vice President of the Robinson and Stith Insurance Agency in New Bern, North Carolina. He joined the agency in 1989.

         MARSHALL T. SINGLETON has been a co-owner of B.E. Singleton & Sons since 1960, a highway construction firm in Washington, North Carolina.

         H.D. REAVES, JR. was employed with Home Federal Savings and Loan Association, Fayetteville, North Carolina, from 1962 to November 1999 and served as Home Federal's President and Chief Executive Officer since 1992.

         FREDERICK N. HOLSCHER is a partner with the Washington, North Carolina law firm of Rodman, Holscher, Francisco & Peck, P.A. and has been with the firm since 1973.

         FREDERICK H. HOWDY is President of Drs. Freshwater and Howdy P.A., a dental health care corporation of North Carolina. Prior to that, he was a dentist in Washington, North Carolina for 36 years.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

                                 AGE AT
                              DECEMBER 31,
NAME                              2006                   TITLE (1)
----                             ------                  ---------
William L. Wall                    60              Executive Vice President, Chief Financial Officer and
                                                     Secretary of the Company and the Bank
Larry W. Mallard                   56              Executive Vice President and Chief Operating Officer
James W. Hoose, Jr.                51              Executive Vice President -- Credit Administration and
                                                     Chief Credit Officer
Paul S. Jaber                      50              Executive Vice President -- Mortgage Operations
Mary R. Boyd                       56              Executive Vice President -- Loan Servicing
Sherry L. Correll                  52              Executive Vice President -- Deposit Operations
Kristie W. Hawkins                 41              Treasurer and Controller of the Company and the Bank

---------------
(1) All positions are with the Bank unless indicated otherwise.

         WILLIAM L. WALL joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

         LARRY W. MALLARD joined the Bank in 2005 and currently serves as Executive Vice President and Chief Operating Officer. He served as Executive Vice President of Retail Banking until his appointment as Chief Operating Officer in February 2007. Prior to joining the Bank, Mr. Mallard was employed with Bank of America from 1972 to 2004 and most recently served as an Executive Vice President of Retail Banking in Charlotte, North Carolina.

         JAMES W. HOOSE JR. joined the Bank in 2003 as Senior Vice President and Credit Risk Manager in Raleigh, North Carolina and became Executive Vice President and Chief Credit Officer in 2005. Prior to joining the Bank, Mr. Hoose served as Senior Vice President of Credit Administration for Capital Bank in Raleigh, North Carolina from 2002 to 2003 and as Senior Vice President of Credit Training for RBC Centura Bank in Raleigh, North Carolina from 2000 to 2003. Prior to that, Mr. Hoose was employed by Triangle Bank in Raleigh, North Carolina as Senior Vice President of Credit Administration from 1998 to 2000.

         PAUL S. JABER joined the Bank in 2002 and currently serves as Executive Vice President of Mortgage Operations. Prior to joining the Bank, Mr. Jaber served as Senior Vice President - Mortgage Lending of Triangle Bank in Raleigh, North Carolina from 1999 to 2001, and as Senior Vice President - Mortgage Lending of United Federal Savings Bank of Rocky Mount, North Carolina from 1979 to 1999.

         MARY R. BOYD has been with the Bank since 1983 and currently serves as an Executive Vice President - Loan Servicing.

         SHERRY L. CORRELL is currently the Executive Vice President of Deposit Operations. She joined the Bank in 1985.

         KRISTIE W. HAWKINS joined the Bank in 1982. Prior to her current position of Controller and Treasurer, she served as the Bank's Assistant Treasurer and Secretary as well as accounting department supervisor.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board meets monthly and may have additional special meetings. During the year ended December 31, 2006, the Board met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 2006 and the total number of meetings held by committees on which he served during such fiscal year.

         The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Directors Parker, Reaves and Singleton, who currently serves as Chairperson. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to select the independent auditors to be engaged by the Company and to review and approve audit policies. The Company's Board of Directors has determined that one member of the Audit Committee, H.D. Reaves, Jr., qualifies as an "audit committee financial expert" as defined in Section 401(h) of Regulation S-K promulgated by the Securities Exchange Commission. Director Reaves is "independent," as such term is defined in Item 7(d)(3)(iv)(A) of
Schedule 14A under the Exchange Act. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is available on the Company's Internet website located at http://www.firstsouthnc.com. The Audit Committee met six times during the year ended December 31, 2006.

         The Board's Executive Committee consists of Directors Gibbs, Howdy, Vann and Holscher, who currently serves as Chairperson. The Executive Committee is authorized, between meetings of the Board, to perform all duties and exercise all authority of the Board, except those duties and authorities delegated to other committees of the Board, and its primary function is to consider matters that require immediate attention. The Executive Committee met 15 times during the year ended December 31, 2006.

         The Board has a Nominating Committee currently consisting of Directors Holscher, Parker and Singleton, who currently serves as Chairperson. The Nominating Committee nominates persons for election as directors at the Company's Annual Meeting. The members of the Nominating Committee are "independent directors" as defined in Nasdaq listing standards. The Board has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is available on the Company's Internet website located at http://www.firstsouthnc.com. The Nominating Committee met once during the year ended December 31, 2006.

         In its deliberations, the Nominating Committee considers the candidate's personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Nominating Committee solicits the Company's then current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask the Company's directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee will consider director candidates recommended by security holders. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder's recommendation of a director nominee no later than December 31 of the year preceding the annual meeting of stockholders. Notice should be provided to: Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

         The Board has a Compensation Committee currently consisting of Directors Gibbs, Holscher and Howdy. The Compensation Committee develops the broad outline of the compensation program and monitors the success of the program in achieving the objectives of the Company's compensation philosophy. The Compensation Committee is also responsible for the administration of all compensation programs and policies, including the administration of both cash and stock-based incentive programs.

         The Compensation Committee operates under a written charter that establishes the Compensation Committee's responsibilities. The Compensation Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Compensation Committee's expected role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Compensation Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee's evaluation of his performance. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. The Compensation Committee Charter is available on the Company's Internet website located at http://www.firstsouthnc.com. During 2006, the Compensation Committee met 11 times, including one executive session attended by Committee members only.

         BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

         The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board of Directors should send any communication to William L. Wall, Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Mr. Wall will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case he has the authority to discard the communication or take other appropriate action regarding the communication.

         The Company's policy is to strongly encourage Board member attendance at annual meetings of stockholders. All seven of the Company's directors attended the Company's 2006 annual meeting of stockholders.

--------------------------------------------------------------------------------
                      COMPENSATION DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

         This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer, and our other three most highly-compensated executive officers, which are collectively referred to as the "named executive officers".

THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

         Our compensation philosophy for our named executive officers is founded upon the premise that our success depends, in a large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. In order to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to our shareholders, we strive to provide a total compensation package that is competitive with our peers.

ELEMENTS USED TO IMPLEMENT OUR COMPENSATION OBJECTIVES

         Our compensation program for our named executive officers consists of the following elements:

         o        Base Salary
         o        Short-term Bonus Plan
         o        Long-term Equity Incentive Plan
         o        Supplemental Income Agreements
         o        Employment and Change-in-Control Protective Agreements

         We combine these compensation elements for each named executive officer in a manner we believe optimizes the executive's contribution to the Company.

         BASE SALARY. The Company's Base Salary program is designed to provide a competitive base salary to management and employees. The salary levels of all employees, including executive officers, are set to reflect the duties and levels of responsibilities inherent in the position and the competitive conditions in the banking business in our market area. Comparative salaries paid by peer financial institutions are considered in establishing the salary for a given position. The Compensation Committee utilizes surveys prepared by trade groups and other independent sources of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. Base salaries for executive officers are reviewed annually by the Compensation Committee, taking into account the competitive level of pay as reflected in the surveys consulted. See "PEER GROUP ANALYSIS". In setting base salaries, the Compensation Committee also considers a number of factors relating to the particular executive, including individual performance, job responsibilities, level of experience, ability and knowledge of the position and complexity of the Company's operations. These factors are considered in the aggregate and none of the factors are accorded a specific weight. See "EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE" for salaries paid to our named executive officers in 2006.

         SHORT-TERM BONUS PLAN. Our current short-term bonus program is a cash-based plan that is designed to reward the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks we expect an officer to accomplish during the year. The Compensation Committee, in connection with its annual performance review of the named executive officers, considers making discretionary bonus awards under this program. See "EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE" for the bonuses paid to our named executive officers in 2006.

         LONG-TERM EQUITY INCENTIVE COMPENSATION PROGRAM. Our long-term incentive compensation plan is based on the delivery of stock options to our named executive officers. We believe that stock options help us retain high level executives and tie the compensation of those executives to the creation of long-term value for our stockholders. By increasing the equity holdings of our management team, we provide them with a continuing stake in our long-term success. The Compensation Committee believes that stock options are an important element of our overall compensation philosophy as they provide our named executive officers with incentives linked to the performance of our common stock. The amount and terms of our stock option grants are based on a number of factors including awards made to those holding comparable positions in our peer group, tax and accounting treatment of stock options and the performance of the executive receiving a stock option grant. See "EXECUTIVE COMPENSATION - GRANTS OF PLAN BASED AWARDS" for a list of the stock option grants made to our named executive officers in 2006.

         SUPPLEMENTAL INCOME AGREEMENTS. We have entered into supplemental income agreements with out chief executive officer and chief financial officer to provide these executives with supplemental retirement benefits. These arrangements are typical amongst our peers and are utilized as a retention tool. See "EXECUTIVE COMPENSATION - PENSION BENEFITS" for a detailed description of the supplemental income agreements.

         EMPLOYMENT AND CHANGE-IN-CONTROL PROTECTIVE AGREEMENTS. We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in our best interests to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. Therefore, we currently maintain an employment agreement with our chief executive officer and change-in-control protective agreements with our other named executive officers. See "EXECUTIVE COMPENSATION-POTENTIAL POST-TERMINATION AND CHANGE IN CONTROL BENEFITS" for a discussion of these benefits and estimated payments under the agreements.

ROLE OF COMPENSATION COMMITTEE

         Our Compensation Committee is responsible for establishing and administering policies governing the compensation for our named executive officers. The Compensation Committee operates under a written charter that establishes the Committee's responsibilities. The Committee and the Board of Directors review the charter periodically to ensure the scope of the charter is consistent with the Committee's expected role.

         The Compensation Committee meets outside the presence of all executive officers, including the named executive officers, to consider appropriate compensation for the chief executive officer. The Compensation Committee analyzes our chief executive officer's performance annually and determines his base salary, annual performance bonus payments and any stock option grants based on its assessment of his performance. The Compensation Committee also takes into consideration the recommendations of our chief executive officer when determining the payments to be made to our other named executive officers under our discretionary bonus plan and stock option plan.

         During 2006, the Compensation Committee met 11 times, including 1 executive session attended by Committee members only. The members of the Committee are: Linley H. Gibbs, Jr., Frederick N. Holscher and Frederick H. Howdy.

ROLE OF MANAGEMENT

         Our chief executive officer reviews annually each other named executive officer's performance and based upon guidelines established by the Compensation Committee determines the appropriate base salary for each named executive officer. Our chief executive officer also makes recommendations to the Compensation Committee with respect to annual discretionary bonus payments and the grants of stock-based compensation awards for each named executive officer, excluding himself.

PEER GROUP ANALYSIS

         Our Compensation Committee benchmarks base salary and target incentive levels and practices, as well as the Company's performance results primarily in relation to our peer group. As a participant in the annual compensation survey conducted by the North Carolina Bankers Association, we utilize the survey data gathered by the North Carolina Bankers Association to establish our peer group. We believe that the institutions that participate in the North Carolina Bankers Association survey are the same institutions that we compete with for executive talent. The companies in our peer group are reviewed as needed in order to add or remove companies to insure that our peer group comparisons are meaningful.

         For each named executive officer, we consider the relevance of the peer group survey data, as well as:

         o  The business need for the executive officer's skills;
         o The contributions that the executive officer has made or will make to the Company's success;

         o The transferability of the executive officer's managerial skills to other potential employers; and
         o The relevance of the executive officer's experience to other potential employers.

TAX AND ACCOUNTING CONSIDERATIONS

         In consultation with our tax and accounting advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirement. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

RETIREMENT BENEFITS; EMPLOYEE WELFARE BENEFITS.

         The Bank has a defined contribution 401(k) plan for eligible employees. The plan is intended to provide employees increased retirement security on a tax advantaged basis. The Bank matches 100% of employee contributions, with a maximum matching contribution of up to 5% of the employee's salary. The Bank's contribution vests over a 6-year graded vesting schedule. In addition to the 401(k) Plan, employees are provided with coverage under medical, life insurance and disability plans on terms consistent with industry practice. Other coverage such as dental, cancer, and intensive care insurance is available to employees on a voluntary basis. Employees are provided with access to a flexible spending plan to pay their share of the cost of such coverage on a pre-tax basis.

PERQUISITES.

         We provide our named executive officers with perquisites that further their ability to promote the Company's business interests in our markets and to reflect competitive practices for similarly-situated officers employed by our peers. These perquisites are reviewed periodically and adjustments to them are made as necessary.

STOCK COMPENSATION GRANT AND AWARD PRACTICES

         Our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis, typically in conjunction with the annual review process for our officers. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Committee considers the recommendations of our chief executive officer and our other named executive officers with respect to awards contemplated for their subordinates. The Compensation Committee recommends stock option grants to our Board of Directors. Our Board of Directors then approves the Committee's recommendations and the option grants are normally effective as of the last day of the month in which the grants were approved.

         As a general matter, the Compensation Committee's process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

         The exercise price for all of our stock option grants is based solely by reference to the applicable provisions of our stock plans. Under our current plan, which was approved by shareholders in 1997, the exercise price of a stock option is equal to the closing sales price of our common stock on the Nasdaq Global Select Market as of the effective date of the grant.

STOCK OWNERSHIP REQUIREMENTS.

         The Company has not adopted formal stock ownership requirements for the named executive officers and members of the Board of Directors. As a practical matter, the named executive officers and directors hold significant interests in our stock, which they have accumulated through individual purchases and participation in stock compensation programs. See the "VOTING SECURITIES AND SECURITY OWNERSHIP" section in this proxy statement.

COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS IN 2006

         CHIEF EXECUTIVE OFFICER COMPENSATION. In determining Mr. Vann's compensation, the Board of Directors conducted a performance appraisal that reviewed Mr. Vann's financial, strategic and operational achievements. In its review, the Committee considered Mr. Vann's personal leadership and accomplishments, in connection with the Company's overall performance, record of increase in the Company's earnings per share and success in meeting strategic objectives. These factors were considered in conjunction with the Company's financial results for fiscal 2006 in relation to the established Business Plan and achieving certain annual performance goals, including, but not limited to return on equity, and satisfactory results of regulatory examinations and independent audits. In light of the Board of Director's assessment of Mr. Vann's performance, on December 27, 2006, the Compensation Committee awarded Mr. Vann a $260,000 cash bonus and a salary increase of $50,000, which represents a 12% increase in Mr. Vann's base salary. Mr. Vann's salary increase became effective January 1, 2007. See "EXECUTIVE COMPENSATION--EMPLOYMENT AGREEMENTS" for Mr. Vann's current base salary. In connection with Mr. Vann's performance and overall compensation review, the Board of Directors amended and restated his employment agreement on April 20, 2006. See "EXECUTIVE COMPENSATION--EMPLOYMENT AGREEMENTS". Mr. Vann received no stock options in 2006. We believe that Mr. Vann's compensation is consistent with our objective to reward, align, motivate and challenge Mr. Vann to continue to lead our company successfully.

         COMPENSATION FOR OUR OTHER NAMED EXECUTIVE OFFICERS. In determining compensation for Messrs. Wall, Branch, Mallard and Jaber, the Compensation Committee reviewed the performance appraisals presented by the chief executive officer and the salary and bonus recommendations. On December 27, 2006, the Compensation Committee accepted the recommendations as presented and adjusted base salaries for Messrs. Wall, Mallard and Jaber by 5.9%, 6.7%, and 3.9%, respectively. Based on these adjustments, Messrs. Wall, Mallard and Jaber currently receive a base salary of $125,000, $167,500 and $132,000, respectively. The salary increases became effective January 1, 2007. In addition to a salary increase, the Board of Directors awarded Messrs. Wall, Mallard and Jaber a cash bonus of $20,000, $24,000 and $15,000, respectively. The Board of Directors also renewed each of the executive's change in control protective agreements for an additional year and amended and restated Mr. Wall's agreement in its entirety. In terms of equity incentive compensation, the Compensation Committee rewarded Messrs. Wall and Mallard for achieving certain job-related goals by granting stock options to each of these executives. See "EXECUTIVE COMPENSATION- GRANTS OF PLAN BASED AWARDS" for information on these grants. We believe that the compensation for our named executive officers is consistent with our compensation objectives.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

         The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company, the other most highly compensated executive officers of the Company who received a salary of $100,000 or more during the year ended December 31, 2006.

-------------------------------------------------------------------------------------------------------------------------
                                                                                   Change in
                                                                                 Pension Value
                                                                                     and
                                                                                 Nonqualified         All
                                                                                   Deferred          Other
                                                                      Option     Compensation     Compensation
                                               Salary      Bonus      Awards     Earnings((1))      (2)(3)       Total
    Name and Principal Position       Year      ($)         ($)        ($)          ($)               ($)         ($)
-------------------------------------------------------------------------------------------------------------------------
Thomas A. Vann                        2006    $415,000    $260,000   $    -       $90,777(3)       $48,027      $813,804
President and Chief Executive
Officer of the Company and the Bank
-------------------------------------------------------------------------------------------------------------------------
William L. Wall                       2006     118,000      20,000    1,742(4)      8,618            6,900       155,260
Executive Vice President-Chief
Financial Officer and Secretary of
the Company and the Bank
-------------------------------------------------------------------------------------------------------------------------
Larry W. Mallard                      2006     156,969      24,000   29,327(5)          -            9,084       219,290
Executive Vice President-Chief
Operating Officer of the Bank
-------------------------------------------------------------------------------------------------------------------------
Robert E. Branch                      2006     165,000           -   36,023(7)      1,521            9,390       211,934
Chief Operating Officer and
Executive Vice President-Branch
Administration of the Bank (6)
-------------------------------------------------------------------------------------------------------------------------
Paul S. Jaber                         2006     127,000      15,000    3,470(8)          -            5,548       151,018
Executive Vice President-Mortgage
Operations of the Bank
-------------------------------------------------------------------------------------------------------------------------

-----------------------------
(1) Represents the aggregate change in the present value of the accumulated benefits under the Bank's deferred compensation arrangements during 2006. See "EXECUTIVE COMPENSATION - PENSION BENEFITS" and Note 7 to the Notes to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for a discussion of the deferred compensation arrangements.
(2) Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by any named executive officer in fiscal 2006 did not exceed $10,000.
(3) For all the named executive officers, except Mr. Vann, the amount shown consists of matching contributions under the Bank's 401(k) Plan. For Mr. Vann, the amount shown consists of $10,827 in matching contributions under the Bank's 401(k) Plan and $37,200 in Board of Directors and committee fees.
(4) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006, based upon a fair value of $6.97 for options granted in 2006, using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the option grants.
(5) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006, based upon a fair value of $7.34 for options granted in 2006, using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the option grants.
(6) Mr. Branch resigned his position from the Bank effective as of January 31, 2007.
(7) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006, based upon a fair value of $3.88 and $6.94 for options granted in 2003 and 2005, respectively, using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the option grants.
(8) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006, based upon a fair value of $6.94 for options granted in 2005, using the Black-Scholes option pricing model. See Note 8 to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the option grants.

GRANTS OF PLAN-BASED AWARDS

         The following table provides information concerning all award grants made to the Company's named executive officers in the 2006 fiscal year.

----------------------------------------------------------------------------------------
                                           All Other
                                         Option Awards:
                                            Number          Exercise or      Grant Date
                                         of Securities     Base Price of     Fair Value
                                          Underlying           Option         of Stock
                            Grant           Options            Awards        and Option
Name                        Date             (1)(#)           ($/Share)       Awards (2)
----------------------------------------------------------------------------------------
William L. Wall             7/31/06          1,000            $32.265          $ 6,967
----------------------------------------------------------------------------------------
Larry W. Mallard            1/31/06          3,000 (3)         24.713           14,677
----------------------------------------------------------------------------------------

-----------
(1) The options vest at the rate of 50% on each of the first two anniversaries following the date of grant. The options are forfeited in the event employment is terminated for cause or if an optionee resigns from employment and within 12 months thereafter becomes an employee, consultant, director or 10% or greater stockholder of a company that offers competing products within 50 miles of where any Company, Bank or affiliate is doing business. Each option has a 10 year term.
(2) The grant date fair value of each option award in the table is computed in accordance with FAS 123(R) and is therefore based upon the fair value of each option of $6.97 and $7.34 for Messrs. Wall and Mallard, respectively, using the Black-Scholes option pricing model.
(3)  Adjusted for a three-for-two stock split paid on May 25, 2006.

         EMPLOYMENT AGREEMENT. The Company and the Bank maintain an employment agreement with Thomas A. Vann, pursuant to which Mr. Vann serves as President of the Bank and President of the Company. The employment agreement provides for a term of thirty-six months. On each anniversary date of the employment agreement, the term of Mr. Vann's employment is automatically extended for an additional one-year period beyond the then effective expiration date, unless the Company and the Bank or Mr. Vann gives notice not later than 90 days prior to the anniversary date of an intention that the employment agreement not be extended beyond its then current term. The current base salary under Mr. Vann's employment agreement is $465,000. The employment agreement provides that Mr. Vann's salary is reviewed at least annually. In addition to base salary, the employment agreement provides for among other things the inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The employment agreement also provides Mr. Vann with certain benefits and payments upon termination of employment. See "-- POTENTIAL POST-TERMINATION AND CHANGE IN CONTROL BENEFITS - EMPLOYMENT AGREEMENT."

         The employment agreement further provides that to the maximum extent permitted under applicable law, during the term of the employment agreement and for a period of six years thereafter, the Company shall indemnify Mr. Vann against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any affiliate thereof. In addition, during the term of the employment agreement and for a period of six years thereafter, the Company shall cause Mr. Vann to be covered by and named as an insured under any policy or contract of insurance obtained by either Company to insure directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or any of its affiliates service in other capacities at its request. In the event that Mr. Vann prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the employment agreement, he will be reimbursed for his legal and other expenses.

         CHANGE-IN-CONTROL PROTECTIVE AGREEMENTS. The Company and the Bank currently maintain change-in-control protective agreements with Paul S. Jaber, Larry W. Mallard and William L. Wall (individually, the "executive" and collectively, the "executives"). The Company and the Bank also entered into a protective agreement with Robert E. Branch, which agreement terminated upon Mr. Branch's resignation on January 31, 2007. The protective agreements for Messrs. Wall, Mallard and Jaber terminate upon the earlier of (a) 12 months from the effective date of the agreement or (b) the date on which the executive terminates employment with the Bank, provided that the rights under the protective agreements will continue following termination of employment if the applicable protective agreement was in effect at the date of the change in control. On each anniversary date of the effective date of the protective agreement, the term of the protective agreement may be extended for an additional
                                       12
one year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the executive has met the required performance standards and that such protective agreement should be extended. The protective agreements provide Messrs. Jaber, Mallard and Wall with certain benefits and payments upon termination of employment in connection with a "change in control" (as defined in the agreements). See "-- POTENTIAL POST-TERMINATION AND CHANGE IN CONTROL BENEFITS - CHANGE IN CONTROL PROTECTIVE AGREEMENTS."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2006.

--------------------------------------------------------------------------------
                                     Option Awards
--------------------------------------------------------------------------------
                        Number
                          of              Number of
                      Securities         Securities
                      Underlying         Underlying
                      Unexercised        Unexercised
                        Options           Options             Option
                         (#)                (#)              Exercise        Option
                      Exercisable       Unexercisable         Price        Expiration
Name                     (1)                (1)                ($)            Date
-------------------------------------------------------------------------------------
William L. Wall          13,500              -              $  5.407          4/8/98
                                           1,000 (3)          32.265         7/31/16
-------------------------------------------------------------------------------------
Larry W. Mallard          7,500           15,000 (4)          18.967          4/4/15
                                           3,000 (5)          24.713         1/31/16
-------------------------------------------------------------------------------------
Robert E. Branch (2)     33,750              -                15.115         10/6/13
                          1,500            1,500 (6)          23.657        12/31/15
-------------------------------------------------------------------------------------
Paul S. Jaber             9,000              -                16.311          7/8/12
                            375              375 (6)          23.657        12/31/15
-------------------------------------------------------------------------------------

----------
(1)  Adjusted for a 3-for-2 stock split on May 25, 2006.
(2) Mr. Branch resigned his position from the Bank effective as of January 31, 2007. On that date he exercised 33,750 options at $15.115 per share; 1,500 at $23.657 per share; and forfeited 1,500 unexercisable options with option price of $23.657 per share.
(3)  500 options vest on each of July 31, 2007 and July 31, 2008.
(4) 7,500 options vested on April 4, 2007, and 7,500 options will vest on April 4, 2008.
(5) 1,500 options vested on January 31, 2007, and 1,500 options will vest on January 31, 2008.
(6)  Options vest on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

         The following table provides information concerning stock option exercises for each named executive officer, on an aggregate basis, during 2006.

------------------------------------------------------------------------------
                                  Option Awards
------------------------------------------------------------------------------
                       Number of
                        Shares             Value
                       Acquired           Realized
                          On                 On
                      Exercise (1)        Exercise (2)
   Name                  (#)                 ($)
------------------------------------------------------------------------------
Thomas A. Vann        362,688             $8,017,581
------------------------------------------------------------------------------
William L. Wall        13,837             $  251,280
------------------------------------------------------------------------------

----------
(1)  Adjusted for a 3-for-2 stock split paid on May 25, 2006.
(2) Calculated based on the product of: (a) the number of shares acquired on exercise, and (b) the difference between the market price of the underlying Common Stock on the exercise date, determined based on the closing sale price on the exercise date, and the exercise price of the options.

PENSION BENEFITS

         The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer. No payments were made during 2006.

----------------------------------------------------------------------------------------------------------
                                                                           Number of           Present
                                                                             Years             Value of
                                                                            Credited          Accumulated
                                   Plan                                      Service            Benefit
Name                               Name                                        (#)               ($)(1)
----------------------------------------------------------------------------------------------------------
Thomas A. Vann         Supplemental Income Agreement                             17             $103,738
----------------------------------------------------------------------------------------------------------
                       Supplemental Income Plan Agreement                        12              530,167
----------------------------------------------------------------------------------------------------------
                       Directors Deferred Compensation Plan Agreement            12              226,651
----------------------------------------------------------------------------------------------------------
                       Directors Deferred Retirement Plan Agreement              12               64,054
----------------------------------------------------------------------------------------------------------
                       Directors Retirement Payment Agreement                    22              284,110
----------------------------------------------------------------------------------------------------------
William L. Wall        Supplemental Income Plan Agreement                        11              116,337
----------------------------------------------------------------------------------------------------------
Robert E. Branch       Supplemental Income Plan Agreement                         2                2,887
----------------------------------------------------------------------------------------------------------

----------------------
(1) The accumulated benefits under the Bank's deferred compensation arrangements are calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 8.00% discount rate.

         SUPPLEMENTAL INCOME AGREEMENT. The Bank maintains a supplemental income agreement for Mr. Vann for the purpose of providing him with a fixed retirement benefit over a specified term. See " - POTENTIAL POST TERMINATION AND CHANGE IN CONTROL BENEFITS - SUPPLEMENTAL INCOME AGREEMENT" for a discussion of the benefits provided under the supplemental income agreement.

         SUPPLEMENTAL INCOME PLAN AGREEMENT. The Bank maintains supplemental income plan agreements for Messrs. Vann and Wall for the purpose of providing these executives with a fixed retirement benefit over a specified term. See " - POTENTIAL POST TERMINATION AND CHANGE IN CONTROL BENEFITS - SUPPLEMENTAL INCOME PLAN AGREEMENTS" for a discussion of the benefits provided under the supplemental income plan agreements.

         DIRECTORS DEFERRED COMPENSATION PLAN AGREEMENts. The Bank maintains directors' deferred compensation plan agreements for the benefit of Mr. Vann and certain other directors. The plan agreements provide each director with a fixed retirement benefit over a specified term. See "DIRECTOR COMPENSATION - DIRECTORS' DEFERRED COMPENSATION PLAN AGREEMENTS" for a discussion of the benefits provided under the directors' deferred compensation plan agreements.

         DIRECTORS DEFERRED RETIREMENT PLAN AGREEMENTS. The Bank maintains directors' deferred retirement plan agreements for the benefit of Mr. Vann and certain other directors. The plan agreements provide each director with a fixed retirement benefit over a specified term. See "DIRECTOR COMPENSATION - DIRECTORS' DEFERRED RETIREMENT PLAN AGREEMENTS" for a discussion of the benefits provided under the directors' deferred retirement plan agreements.

         DIRECTORS' RETIREMENT PAYMENT AGREEMENTS. The Bank maintains directors' retirement payment agreements for the benefit of Mr. Vann and certain other directors. The retirement payment agreements provide each director with a fixed retirement benefit for a specified term. See "DIRECTOR COMPENSATION - DIRECTORS' RETIREMENT PAYMENT AGREEMENTS" for a discussion of the benefits provided under the directors' retirement payment agreements.

POTENTIAL POST-TERMINATION AND CHANGE IN CONTROL BENEFITS

         As described under our "Compensation Discussion and Analysis," we maintain certain arrangements with our named executive officers that provide for termination and change in control benefits. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer's employment had terminated on December 31, 2006, given the named executive officer's compensation levels and, if applicable, based on our stock price as of that date. These benefits are in addition to benefits generally made available to our salaried employees, such as accrued vacation and distributions from our tax-qualified plans.

         EMPLOYMENT AGREEMENT. Under our employment agreement with Mr. Vann, if the Company or the Bank terminates Mr. Vann's employment without Just Cause (as defined in the employment agreement), or if Mr. Vann terminates his employment for "Good Reason," (as defined in the employment agreement) Mr. Vann will be entitled to a payment equal to his remaining base salary due under the agreement plus an additional 12 month's salary. The employment agreement further provides that upon Mr. Vann's termination of employment for any reason other than Just Cause, he and his spouse shall continue to participate in the Bank's group health insurance program for the remainder of their respective lives. The Bank will, subject to provisions of the employment agreement covering termination without Just Cause or for Good Reason and termination in connection with a change in control, fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for Mr. Vann and his spouse immediately prior to his termination of employment (i.e., Mr. Vann will pay the same dollar amount toward the premium costs as he paid immediately prior to his termination of employment), and the Bank will fund the balance of such costs. If, for any reason, Mr. Vann or his spouse cannot be continued under the Bank's group health insurance program, the Bank will reimburse Mr. Vann or his spouse for the cost of any substitute coverage obtained by Mr. Vann or his spouse that provides substantially similar benefits. Such reimbursement will be in an amount determined by reference to the dollar amount paid by Mr. Vann immediately prior to his termination of employment, with the remaining amount paid by the Bank. If on December 31, 2006, Mr. Vann terminated employment with the Company or the Bank for Good Reason or the Company or the Bank terminated his employment for reasons other than Just Cause he would have received a lump sum cash payment equal to approximately $1,521,666, as well as continued health and welfare coverage as described above.

         The employment agreement also provides Mr. Vann (or his beneficiary) with benefits in the event he becomes disabled or dies while the agreement is in effect. If Mr. Vann becomes disabled and is unable to work due to his Disability (as defined in the employment agreement), Mr. Vann will be entitled to a continuation of his salary and benefits for any period during the term of the agreement and prior to the establishment of his Disability during which he is unable to work, or any period of Disability which is prior to his termination of employment, provided that any benefits paid under the Bank's long-term disability plan will continue as provided under the plan. In the event of Mr. Vann's death during the term of the employment agreement, his estate (or beneficiary) will be entitled to receive his base salary in effect at the time of his death through the last day of the calendar month in which he died. If Mr. Vann had died on December 31, 2006, his employment agreement would have terminated and his beneficiary or estate would have been entitled to receive his base compensation due through December 31, 2006. If Mr. Vann had become disabled and terminated his employment on December 31, 2006, he would have been entitled to continuation of his salary and benefits as noted above, based on a base salary of $415,000, as of December 31, 2006. In the event Mr. Vann voluntarily terminates his employment, he is entitled to receive only his compensation, vested rights and benefits up to the date of termination of employment.

         The employment agreement also provides for a change in control severance benefit in the event (i) Mr. Vann voluntarily terminates employment for any reason within the 180-day period beginning on the date of a "change in control," (as defined in the employment agreement), (ii) Mr. Vann voluntarily terminates employment within 90 days of an event that both occurs during the protected period, which begins on the date six months before a change in control and ends on the later of the second annual anniversary of the effective date of a change in control or the expiration date of the employment agreement, including any renewal terms and constitutes Good Reason (as defined on the employment agreement), or (iii) the Company or Bank or their successor(s) in interest terminate Mr. Vann's employment without his written consent and for any reason other than Just Cause during the protected period. In any such event, Mr. Vann will be entitled to receive the following payments and benefits: (i) a cash severance benefit equal to three times his average annual compensation over the five most recently completed taxable years preceding the effective date of the change in control; (ii) for the first 36 months of Mr. Vann's (and spouse's) continued participation in the Bank's health insurance program which the Bank shall cover the entire cost of such continued participation; and (iii) for a period of 36 months following Mr. Vann's termination date, the Bank shall continue his coverage under the Bank's life, disability and other benefits that Mr. Vann participated at his termination date.

         Under the terms of the employment agreement, Mr. Vann is also entitled to receive a tax indemnification payment if the payments and benefits under his employment agreement or any other payments trigger liability under the Internal Revenue Code of 1986, as amended, as an excise tax constituting "excess parachute" payments. Under applicable law, the excise tax is triggered by change in control related payments which equal or exceed three times and executive's "base amount." Base amount is defined as the average of an executive's Box 1 Form W-2 compensation for the five years preceding a change in control. The excise tax equals 20% of the amount of the payment in excess of one times the base amount. Had a change in control occurred on December 31, 2006, followed by Mr. Vann's termination of employment, he would have been entitled to a lump sum cash payment equal to approximately $1,409,336, along with health and welfare coverage as described above. Mr. Vann would also be entitled to a tax indemnification payment equal to approximately $530,114.

         CHANGE-IN-CONTROL PROTECTIVE AGREEMENTS. The protective agreements for Messrs. Jaber and Mallard provide the executives with change in control severance benefits in the event that (i) the executives voluntarily terminate employment within 90 days after an event that occurs during the Protected Period (as defined below) and that constitutes "Good Reason," or (ii) the Bank, the Company or their successors terminate the Executive's employment during the Protected Period for any reason other than for Just Cause (as defined in the agreements). Under such circumstances, Messrs. Mallard and Jaber would be entitled to a payment equal to 2.0 times for Mr. Mallard and 1.5 times for Mr. Jaber the executive's annual base salary in effect six months before the change in control occurred. In no event, however, can the severance benefit under the protective agreements exceed the difference between (i) the executive's Section 280G Maximum (i.e., 2.99 times each executive's base amount), and (ii) the sum of any other parachute payments, that the executive receives on account of the change in control. The protected period is defined in the protective agreements as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the applicable protective agreement. Under the terms of Mr. Wall's agreement, he will be entitled to a severance payment equal to one times his base salary under the same circumstances as Messrs. Mallard and Jaber, however, his payment will not be subject to the 280G Maximum, as his agreement contains a tax indemnification provision.

         The protective agreements for Messrs. Mallard and Jaber provide that within ten business days of a change in control, the Bank shall fund a trust in the amount of the severance benefit under the protective agreement, that will be used to pay amounts owed to the executive under the protective agreement. The amount to be paid to each executive from this trust is determined according to the procedures outlined in the protective agreement. Mr. Wall's severance benefits will be paid within 10 days of the event that triggers payment under his agreement. In the event that an executive prevails over the Company or the Bank in a legal dispute as to his protective agreement, he will be reimbursed for his legal and other expenses.

         Under the terms of the protective agreements, if a change in control occurred on December 31, 2006, and the executives' employment was terminated on that date, the total amount of payments due under the change in control agreements would be approximately $313,938 and $190,500, payable to Messrs. Mallard and Jaber, respectively. The payments to Messrs. Jaber and Mallard take into account the executives' 280G Maximums. In the event Mr. Wall was terminated in connection with a change in control (under the terms described above) he would be entitled to a lump sum payment equal to $118,000 which represents one year's base salary. This payment, in connection with the other benefits he would receive upon a change in control, would not result in the need for an additional tax indemnification payment on December 31, 2006. In addition, if Mr. Wall's employment is terminated during the protected period for any reason other than Just Cause (as defined in his agreement), Mr. Wall and his spouse will continue to participate in the Bank's group health insurance program for the remainder of their respective lives. The Bank (or its successor) will fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for the executive and his spouse immediately prior to his termination of employment and the Bank will fund the balance of such costs. If, for any reason, Mr. Wall or his spouse cannot be continued under the Bank's group health insurance program, the Bank (or its successor) will reimburse Mr. Wall or his spouse for the cost of any substitute coverage obtained by Mr. Wall or his spouse that provides substantially similar benefits.

         SUPPLEMENTAL INCOME AGREEMENT. The Bank maintains a supplemental income agreement with Thomas A. Vann. Upon the earlier of Mr. Vann's (i) attainment of age 65 or (ii) the date of Mr. Vann's retirement before age 65, but after attaining age 55 and completing at least 10 years of service with the Bank, the Bank shall pay Mr. Vann an amount equal to $31,356 annually for a period of 15 years. Under the agreement, if Mr. Vann had retired on December 31, 2006, he would have been entitled to receive 15 annual payments of $31,356, totaling $470,340.

         In the event of Mr. Vann's death after becoming entitled to receive benefits under the supplemental income agreement, but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann's death prior to attaining age 65, the Bank will pay his beneficiary $31,356 annually for 15 years. In the event of Mr. Vann's termination of employment by reason other than death, retirement upon attaining age 65, or in the event of early retirement, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of his benefit. This percentage will be based on Mr. Vann's full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann's employment terminates for any reason other than his death, or early retirement prior to the time he is first entitled to receive payments under the agreement, Mr. Vann shall be entitled to receive such percentages of his benefit, as discussed above, when he reaches age 55 or on upon his death, whichever is earlier. In the event that a termination of protected employment (as defined in the agreements) occurs (i) on or before age 65 or early retirement and (ii) following a "change in control" (as defined in the agreement), then Mr. Vann shall be deemed to have retired as of early retirement date. Had a change in control occurred on December 31, 2006, resulting in a termination of protected employment, Mr. Vann would have been entitled to receive $227,205 which is the present value of the benefits he would have received upon early retirement. Said amount would have been deposited in a grantor trust within 10 days of the change in control.

         SUPPLEMENTAL INCOME PLAN AGREEMENTS. The Bank maintains supplemental income plan agreements with Thomas A. Vann, William L. Wall and Robert E. Branch. Pursuant to the terms of the agreement with Mr. Vann, if Mr. Vann retires from employment with the Bank either at or after the age of 65 or at or after age 55 with at least 10 years of service with the Bank, the Bank will pay, in equal monthly installments, a minimum sum of $40,000 per annum for a period of 15 years. This amount will increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994. If Mr. Vann remains employed by the Bank until age 65, he will receive an annual benefit equal to $106,132 which will be payable over 15 years. Under the agreement, if Mr. Vann had retired on December 31, 2006, he would have been entitled to receive 15 annual payments of $71,834, totaling $1,077,510.

         Pursuant to the terms of Agreement with Mr. Wall, if Mr. Wall retires from employment with the Bank either at or after the age of 65 or on such earlier date as the Bank and Mr. Wall may agree, the Bank will pay Mr. Wall a sum of $20,000 per annum for a period of 15 years in equal monthly installments, amounting to total payments of $300,000. If Mr. Wall had retired on December 31, 2006 and the Bank agreed to said date, he would have been entitled to his annual benefit.

         Pursuant to the terms of the supplemental income plan agreement with Mr. Branch, if Mr. Branch had retired from employment with the Bank at or after the age of 65, the Bank would have been required to pay, in equal monthly installments, a sum of $10,000 per annum for a period of 5 years, amounting to total payments of $50,000. The agreement with Mr. Branch further provided that in the event that Mr. Branch terminates his service prior to retirement, and the termination occurs before he is entitled to receive payments, he shall be entitled to receive a percentage of his benefit upon his attainment of age 65 or prior death. This percentage is based on full years of service after September 21, 2004, and increased in 10% increments (from 10% to 100%) for every full year of service after September 21, 2004, starting with 10% at one year of service up to 100% for 10 years of service. Because Mr. Branch resigned from the Bank in January 2007, his agreement is only 20% vested, and he is entitled to receive annual payments totaling $2,000 per year for five years, payable in equal monthly installments, upon his attainment of age 65. Had Mr. Branch retired on December 31, 2006, he would not have been entitled to his vested benefit until age 65.

         In the event of Mr. Vann's or Mr. Wall's death before age 65 or on their early retirement date, the Bank will make payments to Mr. Vann's or Mr. Wall's beneficiaries in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on his early retirement date, (ii) a change in control, (iii) "termination of protected employment" (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, he will be entitled to receive a percentage of his benefit upon his attainment of age 55 or prior to his death. This percentage will be based on full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. Mr. Vann is fully vested in his supplemental income plan agreement. Payments shall be made in equal monthly installments. In the event that, prior to age 65 or his early retirement date, a "termination of protected employment" occurs following a change in control, Mr. Vann shall be deemed to have retired as of his early retirement date, and the early retirement date shall be considered the date of the change in control. "Termination of protected employment" generally refers to Mr. Vann's termination of employment without just cause, or the employee's voluntary termination of employment for certain events which have not been consented to in advance by him, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with his position, a material reduction in his authority and responsibility, and the failure to elect or re-elect him to the Board of Directors, if he has served on the Board during the term of the agreement. Had a change in control occurred on December 31, 2006 resulting in a termination of protected employment, Mr. Vann would have been entitled to receive $520,507 which is the present value of the benefits he would have received upon early retirement. Said amount would have been deposited into a grantor trust within 10 days of the change in control.

         In the event that Mr. Wall terminates his service for reasons other than (i) his retirement on his early retirement date, (ii) in connection of the merger of the Bank with or into another business entity or the sale of more than a majority of the Bank's assets to another entity or (iii) his death, and the termination occurs before he is entitled to receive payments, he shall be entitled to receive a percentage of his benefit upon his attainment of age 58 or prior death. This percentage will be based on full years of service after November 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after November 1994, starting with 10% at one year of service up to 100% for 10 years of service. Mr. Wall is fully vested in his benefit under the agreement. Payments shall be made in equal monthly installments. In the event Mr. Wall's employment with the Bank is terminated for any reason coincident with or within 24 months following a merger of the Bank with or into another business entity or a sale of more than a majority of the Bank's assets to another entity, then Mr. Wall is deemed to have retired as of his early retirement date and he is entitled to receive payments of $20,000 per year for 15 years, and the early retirement date is deemed to be the date the merger or asset sale was consummated. Had a change in control occurred on December 31, 2006 resulting in Mr. Wall's termination of employment, he would be entitled to $20,000 for 15 years, totaling $300,000.

         Under the terms of both the supplemental income agreements and supplemental income plan agreements, payments will commence no later than the first day of the sixth month following the month in which the executive is entitled to the benefit. In addition, under Mr. Vann's arrangements, in the event of a change in control a trust will be established to fund his benefit.

         OTHER RETIREMENT ARRANGEMENTS. Mr. Vann also participates in a directors' deferred compensation plan agreement, a directors' retirement plan agreement and a director's deferred payment agreement. For a description of these arrangements, see "DIRECTOR COMPENSATION."

         STOCK OPTION AGREEMENTS. Messrs. Vann, Wall, Mallard and Jaber have received option grants under the First South Bancorp, Inc. 1997 Stock Option Plan, as amended. The plan provides that, in the event of a change in control of the Company or the Bank (as defined in the plan), or upon termination due to death, outstanding stock options automatically vest and remain exercisable until the later of two years from the date of death or disability or the expiration date of the stock options. Presently all Mr. Vann's stock options have vested. Messrs. Wall, Mallard and Jaber have options outstanding. As of December 31, 2006, Messrs. Wall, Mallard, Branch and Jaber had unvested stock options to acquire 1,000, 18,000, 1,500, and 373 shares, respectively, of Company common stock. The intrinsic values (that is, the value of the shares based upon the Company's stock price of $31.89 per share on December 29, 2006 minus the option exercise price) of the unvested stock options that would have vested and become exercisable if a change in control occurred on December 31, 2006 or the executives had died or become disabled on that date would have been $215,376, $12,350 and $3,087 for Messrs. Mallard, Branch and Jaber, respectively. Mr. Vann held no stock options at December 31, 2007, and the options held by Mr. Wall had an exercise price that was below the market price for the common stock at December 31, 2007.

--------------------------------------------------------------------------------
                         COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such reviews and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See "COMPENSATION DISCUSSION AND ANALYSIS."

              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          OF FIRST SOUTH BANCORP, INC.

                              LINLEY H. GIBBS, JR.
                              FREDERICK N. HOLSCHER
                               FREDERICK H. HOWDY

--------------------------------------------------------------------------------
           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

         No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, which has one of its executive officers on the Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, which has one of its executive officers on the Compensation Committee of the Company or the Bank.

--------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

         The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2006 fiscal year. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

---------------------------------------------------------------------------------------------
                                                  Change in Pension
                                                     Value and
                                                    Nonqualified
                                 Fees Earned or       Deferred
                                  Paid in Cash      Compensation           Total
       Name                          ($)             Earnings (1)            ($)
---------------------------------------------------------------------------------------------
Linley H. Gibbs, Jr.               $49,100           $10,493             $59,593
---------------------------------------------------------------------------------------------
Frederick N. Holscher               52,100            34,098              86,198
---------------------------------------------------------------------------------------------
Frederick H. Howdy                  48,700            10,801              59,501
---------------------------------------------------------------------------------------------
Charles E. Parker, Jr.              46,300            32,238              78,538
---------------------------------------------------------------------------------------------
H.D. Reaves, Jr.                    33,200             7,233              40,433
---------------------------------------------------------------------------------------------
Marshall T. Singleton               51,300            29,677              80,977
---------------------------------------------------------------------------------------------

---------------------
(1) The accumulated benefits under the Bank's deferred compensation arrangements are calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 8.00% discount rate.

         FEES. Through December 31, 2006 each member of the Bank's Board of Directors received a fee of $2,500 for each regular and special Board meeting attended and $400 for each Board committee meeting attended. No fees are paid for attendance at meetings of the Company's Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

         Directors are eligible to receive awards under the Company's stock option plan. During the year ended December 31, 2006, no awards were made to directors under the stock option plan.

         DIRECTORS' DEFERRED COMPENSATION PLAN AGREEMENTS. The Bank maintains a directors' deferred compensation plan agreement with directors Howdy, Gibbs, Parker, Singleton, Holscher and Vann. Pursuant to the terms of the agreements, the participating directors agreed to defer the receipt of their directors' fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, the directors receive certain retirement benefits (described below) upon the later to occur of their 65th birthday and January 1, 1999), the Bank shall pay each Director 120 equal monthly payments of the following amounts: Mr. Howdy--$942; Mr. Gibbs--$942; Mr. Parker--$1,533; Mr. Singleton--$1,975; Mr. Holscher--$4,088;
and Mr. Vann--$4,818. The total payments to be made under the Agreement to Messrs. Howdy, Gibbs, Parker, Singleton, Holscher and Vann will be $113,040, $113,040, $183,960, $237,000, $490,560 and $578,160, respectively. During the year ended December 31, 2006, the Company accrued $1,674, $1,674, $5,870, $10,911, $15,366 and $16,789 for the benefit of Directors Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively, pursuant to agreements with such Directors. In 2006, Messrs. Gibbs, Howdy, Parker and Singleton received payments under the agreements in the amount of $48,184, $50,838, $75,372 and $23,700, respectively.

         In the event of a director's death after becoming entitled to receive a benefit but before all of the payments have been made, the Bank shall make the remaining payments to the director's beneficiary. Similarly, in the event of a director's death while serving as a director but before the qualifying date, the Bank will pay the Deferred Amount per month for 120 months to the director's beneficiary. In the event that a director voluntarily resigns after January 1, 1996 but before the qualifying date, then the director will receive a percentage of the monthly benefit. This percentage varies among the different agreements, but is generally determined by a formula based on the director's full years of service after January 1, 1994. The benefits generally vest over a period of five to ten years under the different agreements. All agreements were fully vested at December 31, 2006. Under the agreement, if the directors had resigned on December 31, 2006, Messrs. Holscher and Vann would begin to receive 120 monthly payments of $4,088 and $4,818, respectively, commencing in January 2007. In the event that the director's service is terminated on or before the qualifying date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly benefit, and the qualifying date shall be deemed to be the date of the director's termination of service.

         DIRECTORS' DEFERRED RETIREMENT PLAN AGREEMENTS. The Bank maintains a directors' deferred retirement plan agreement with directors Howdy, Parker, Singleton, Holscher, Gibbs and Vann. Under the terms of the retirement plan agreement, the Bank will pay a director (or his beneficiary in the event of his death) a monthly amount for a period of 120 months beginning upon the director's retirement plan qualifying date, which is defined as the later to occur of the director's 70th birthday or January 1, 1999. Under the retirement plan agreement, upon attainment of age 70, Messrs. Howdy, Gibbs, Parker, Singleton, Holscher and Vann each would receive 120 monthly payments of $2,000 for a total of $240,000 for each individual. During the year ended December 31, 2006, the Company accrued $7,616, $7,616, $12,920, $18,766, $5,110 and $4,745 under the retirement plan for the benefit of directors Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively.

         The benefits under retirement plan agreements generally vest over a period of five to ten years under the different agreements. All participants will become 100% vested in their benefits as of December 31, 2007. In the event that on or before the retirement plan qualifying date the director's service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly benefit for a period of 120 months.

         DIRECTORS' DEFERRED PAYMENT AGREEMENTS. The Bank maintains a deferred compensation payment agreement with directors Howdy, Gibbs, Parker, Holscher and Vann. Under the terms of each payment agreement, the directors deferred receipt of directors fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann agreed to defer receipt of his director's fees in the amount of $220.35 per month from September 1, 1995 until December 31, 2005. In exchange for the agreement to defer receipt of his director's fees, the directors will receive, upon the earlier of the director's 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount per month for a period of 120 months. Under the payment agreement, upon the earlier to occur of attainment of age 65 or termination of service after attainment of age 55, Messrs. Howdy, Gibbs, Parker, Holscher and Vann would receive 120 monthly payments of $1,726, $1,610, $2,748, $3,628 and $8,256, respectively. The total payments to be made under the agreement to Messrs. Howdy, Gibbs,

Parker, Holscher and Vann will be $207,120, $193,200, $329,760, $435,360 and
$990,720, respectively. During the year ended December 31, 2006, the Company accrued $1,511, $1,203, $13,448, $13,622 and $25,828 under the payment agreements for the benefit of Directors Howdy, Gibbs, Parker, Holscher and Vann, respectively.

         In the event of a director's death after becoming entitled to receive monthly payments but before all payments have been made, the Bank will pay all remaining amounts to the director's beneficiary. Similarly, in the event of the director's death prior to the commencement of his monthly payments, the Bank will pay a monthly amount for 120 months to the director's beneficiary. In the event that prior to the commencement of the monthly payments a director's service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director's 55th birthday, or if earlier, death, occurs).

         DEFERRED COMPENSATION AGREEMENT. In connection with the acquisition of Home Federal Savings & Loan Association ("Home Federal") in 1999, the Bank assumed the obligations of Home Federal under a deferred compensation agreement with director Reeves. Under the terms of this agreement, Mr. Reeves deferred receipt of directors' fees in the amount of $450 per month over a five-year period. In exchange for the agreement to defer receipt of these salary payments, Mr. Reeves will receive upon his 65th birthday a payment of $1,615 per month for a period of 120 months. The total payments to be made under the agreement to Mr. Reeves will be $193,800. During the year ended December 31, 2006, the Company accrued $7,233 under the agreement for the benefit of Director Reeves. In 2006, Mr. Reeves received payments under the agreement in the amount of $19,380.

         In the event of Mr. Reeve's death after becoming entitled to receive monthly payments but before all payments have been made, the Bank will pay all remaining amounts to his beneficiary. Similarly, in the event of Mr. Reeve's death prior to the commencement of his monthly payments, the Bank will pay a monthly amount for 120 months to his beneficiary.

--------------------------------------------------------------------------------
                        TRANSACTIONS WITH RELATED PERSONS
--------------------------------------------------------------------------------

         The Bank offers loans to its directors and executive officers. At December 31, 2006, the Bank's loans to directors and executive officers totaled $1.8 million or 2.3% of the Company's stockholders' equity at that date. All loans to the Company's and the Bank's directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer, and any such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, any transaction with a related person must be approved by the Audit Committee.

--------------------------------------------------------------------------------
         RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

         On November 10, 2006, the company dismissed Dixon Hughes PLLC ("Dixon Hughes") as independent auditors for the Company. On November 10, 2006, the Company engaged Turlington and Company, LLP ("Turlington") as its successor independent audit firm. The Company's dismissal of Dixon Hughes and engagement of Turlington was approved by the Company's Audit Committee on November 8, 2006. Dixon Hughes served as the Company's independent auditors to audit the Company's two most recent fiscal year ends. Dixon Hughes reports on the Company's financial statements for each of those years (fiscal years ended December 31, 2004 and 2005) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's fiscal years ended December 31, 2005 and 2004 and the subsequent interim period from January 1, 2006 through November 10, 2006, there were no disagreements with Dixon Hughes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dixon Hughes, would have caused Dixon Hughes to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

         During the Company's fiscal years ended December 31, 2005 and 2004 and the subsequent interim period from January 1, 2006 through November 10, 2006, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the Company's fiscal years ended December 31, 2005 and 2004 and the subsequent interim period from January 1, 2006 through November 10, 2006, neither the Company, nor any party at its behalf, consulted with Turlington regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements; (iii) any matter that was the subject of a disagreement with Dixon Hughes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or (iv) a "reportable event" as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

         As detailed in the Audit Committee Charter, the role of the Audit Committee of the Board (the "Audit Committee") is to assist the Board in fulfilling its oversight responsibilities regarding the following:

         1. The of the Company's financial statements, including matters relating to its internal controls;

         2. The qualification and independence of the Company's independent auditors;

         3. The performance of the Company's internal auditors and the independent auditors; and

         4. The Company's compliance with legal and regulatory requirements.

         Management is responsible for the preparation and presentation of the Company's financial statements and its overall financial reporting process, and with the assistance of the Company's internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of the Company's financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management's assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing and accounting and are not full-time employees of the Company.

         In the performance of its oversight function, the Audit Committee, among other things, reviewed and discussed the audited financial statements with management and the independent auditors have confirmed to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, has considered whether the provisions of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence, and has discussed with the auditors the auditor's independence.

         Based upon the review and discussions in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2006 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the SEC.

                                                 Members of the Audit Committee


                                                 Marshall T. Singleton, Chairman
                                                 Charles E. Parker, Jr.
                                                 H. D. Reaves, Jr.

--------------------------------------------------------------------------------
   AUDIT AND OTHER FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

         The following information is provided regarding fees billed by the Company's independent registered public accounting firms for the fiscal years ended December 31, 2006 and 2005. Audit, audit-related and tax fees were billed by Turlington and Dixon Hughes as follows:

AUDIT FEES

         The aggregate fees billed by Turlington for the fiscal year ended December 31, 2006 audit of the Company's annual consolidated financial statements and Sarbanes-Oxley Act Section 404 attestation services were $105,777. The aggregate fees billed by Dixon Hughes for progress billings on preliminary field work for the fiscal year ended December 31, 2006, for the audit of the Company's fiscal year 2005 annual consolidated financial statements and for the reviews of the financial statements included in the Company's 2006 and 2005 Quarterly Reports on Form 10-Q were $28,667 and $92,500, respectively.

AUDIT-RELATED FEES

         The aggregate fees billed by Turlington for audit-related services for the fiscal year ended December 31, 2006 were $8,960, relating to the review of the 2006 Annual Report on Form 10-K. The aggregate fees billed by Dixon Hughes for audit-related services for the fiscal years ended December 31, 2006 and 2005 were $44,905 and $40,250, respectively. These fees relate to the employee benefit plan audits, consultation of financial accounting standards and Sarbanes-Oxley Act Section 404 attestation services.

TAX FEES

         The aggregate fees billed by Turlington for tax services for the fiscal year ended December 31, 2006 were $6,095, relating to the review of accrued and deferred income taxes. The aggregate fees billed by Dixon Hughes for tax services for the fiscal years ended December 31, 2006 and 2005 were $25,611 and $17,563, respectively. These fees related to preparation of federal and state income tax returns, tax consulting and tax planning services.

ALL OTHER FEES

         No fees were billed by the Company's independent auditor for services not included above for the fiscal years ended December 31, 2006 and 2005.

--------------------------------------------------------------------------------
             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2006 all Reporting Persons have complied with these reporting requirements, except that Director Linley H. Gibbs, Jr. filed one late Form 4 with respect to one transaction for the sale of 100 shares of the Company's common stock.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefore.

         The Company's 2006 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than May 3, 2007. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending December 31, 2007, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 1311 Carolina Avenue, Washington, North Carolina 27889 by no later than December 26, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ William L. Wall

                                              William L. Wall
                                              Secretary
April 23, 2007
Washington, North Carolina

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, FIRST SOUTH BANCORP, INC., 1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889.


  /X/  PLEASE MARK VOTES
       AS IN THIS EXAMPLE
                                                           REVOCABLE PROXY
                                                      FIRST SOUTH BANCORP, INC.


                                                                                                                  WITH-    FOR ALL
             ANNUAL MEETING OF STOCKHOLDERS                                                             FOR       HOLD     EXCEPT
                      MAY 26, 2005                                                                       ___       ___       ___
                                                                 1.  The election as directors of the   /__/      /__/      /__/
                                                                     nominees listed below (except as
  The undersigned  hereby appoints Charles E. Parker, Jr.,           marked to the contrary below).
  H.D. Reaves, Jr. and Marshall T. Singleton, with full
  powers of substitution, to act as attorneys and proxies for        Linley H. Gibbs, Jr.
  the undersigned, to vote all shares of the common stock of         Thomas A. Vann
  First South Bancorp, Inc. which the undersigned  is entitled to vote at the Annual Meeting of Stockholders, to be held at
  the main office of First South Bank (the "Bank") located  at   INSTRUCTION:  TO  WITHHOLD  AUTHORITY  TO VOTE FOR ANY INDIVIDUAL
  1311  Carolina  Avenue,  Washington,  North  Carolina,  on     NOMINEE,  MARK  "FOR  ALL  EXCEPT"  AND WRITE THAT NOMINEE'S NAME
  Thursday, May 24, 2007, at 11:00 a.m. (the "Annual Meeting"),  IN THE SPACE PROVIDED BELOW.
  and at any and all adjournments thereof, as follows:
                                                                 -----------------------------------------------------------------
                                                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"  THE  NOMINEES
                                                                 LISTED ABOVE.
                                                                 -----------------------------------------------------------------
                                                                 THIS PROXY WILL BE VOTED AS DIRECTED,  BUT IF NO INSTRUCTIONS ARE
                                                                 SPECIFIED,  THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES.  IF
                                                                 ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING,  INCLUDING
                                                                 MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY
                                                                 WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE
                                                                 DETERMINATION  OF A MAJORITY  OF THE BOARD OF  DIRECTORS.  AT THE
                                                                 PRESENT TIME,  THE BOARD OF DIRECTORS  KNOWS OF NO OTHER BUSINESS
                                                                 TO BE PRESENTED AT THE ANNUAL MEETING.
                                                                 -----------------------------------------------------------------

                                   /--------------------------/
   Please be sure to sign and date /Date                      /
    this Proxy in the box below.   /                          /
  /--------------------------------/--------------------------/
  /                                                           /
  /                                                           /
  /                                                           /
  /                                                           /
  /---Stockholder sign above---Co-holder (if any) sign above--/


------------------------------------------------------------------------------------------------------------------------------------
                              DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                      FIRST SOUTH BANCORP, INC.,
                                                     WASHINGTON, NORTH CAROLINA

  /--------------------------------------------------------------------------------------------------------------------------------/
  /                                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS                                        /
  /   Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of  /
  /said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The above signed may also revoke/
  /his or her proxy by filing a subsequent proxy or notifying the Secretary of his or her decision to terminate his or her proxy.  /
  /                                                                                                                                /
  /   The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting,   /
  /a Proxy Statement dated April 23, 2007 and an Annual Report to Stockholders.                                                    /
  /                                                                                                                                /
  /   Please sign exactly as your name appears on the enclosed card.  When signing as attorney, executor, administrator, trustee   /
  /or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer.      /
  /If shares are held jointly, each holder should sign.                                                                            /
  /                                                                                                                                /
  /                                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE                                /
  /                                                ENCLOSED POSTAGE-PAID ENVELOPE.                                                 /
  /                                                                                                                                /
  /--------------------------------------------------------------------------------------------------------------------------------/


  IF YOUR ADDRESS HAS CHANGED,
  PLEASE CORRECT THE ADDRESS IN
  THE SPACE PROVIDED BELOW AND
  RETURN THIS PORTION WITH THE
  PROXY IN THE ENVELOPE PROVIDED.

  --------------------------------

  --------------------------------

  --------------------------------